[O'CONNOR CAVANAGH LETTERHEAD]

                                                              File No.: 22064-44


                                December 6, 1996





Cerprobe Corporation
600 South Rockford Drive
Tempe, Arizona  85281

                    Re: Acquisition of C-Route and CompuRoute

Gentlemen:

         We have acted as legal counsel to Cerprobe Corporation ("Cerprobe") in connection with Cerprobe's Registration Statement on Form S-4 (File No. 333-15785) to which this opinion appears as an exhibit (the "Registration Statement"), which includes the Prospectus of Cerprobe (the "Prospectus"). Unless otherwise indicated, any defined term used herein has the same meaning as in the Prospectus. We hereby confirm that, in our opinion, the discussion in the Prospectus under the heading "The Merger - Certain Federal Income Tax Consequences" is accurate in all material respects.

         We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,


                                            /s/ O'Connor, Cavanagh, Anderson,
                                            Killingsworth & Beshears